013fCONSULTING AGREEMENT

THIS AGREEMENT, made as of the 23rd day of May, 2005, by and between GREENSHIFT CORPORATION, having its principal office at 111 Howard Blvd., Suite 108, Mount Arlington, New Jersey 07856 ("Consultant"), and TDS (TELEMEDICINE), INC., a New York corporation ("TDST").

WHEREAS, Consultant has substantial managerial, legal, accounting, regulatory and merchant banking expertise;

WHEREAS, TDST is seeking to complete a strategic transaction with Alfa Industries, Inc., and/or its affiliates (the "Strategic Transaction"); and,

WHEREAS, the parties which to enter into a consulting arrangement whereby Consultant will provide TDST with its services to complete TDST's strategic transaction.

NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth and for other good and valuable consideration, the receipt of which by each of the parties hereto is hereby acknowledged, it is agreed as follows:

1. 1. ENGAGEMENT AS CONSULTANT. TDST hereby retains Consultant to render consulting services to TDST (the "Consultant Services"). The Consultant Services shall include, but shall not be limited to, locating interim management, locating and negotiating with suitable acquisition candidates, negotiating and settling various claims of TDST's creditors, assistance with bringing TDST's various filings up to date, and assisting with creating and implementing a plan to restructure TDST.

2. 2. TERM. The term of this Agreement shall commence as of the date hereof, and shall continue in full force and effect for a period of one (1) year thereafter, subject to the provisions for termination as hereinafter provided.

3. 3. CONSULTING FEES. TDST shall complete a 100:1 reverse stock split (the "Reverse Split"), after which it will have 1,200,000 shares of common stock outstanding. In return for the Consultant Services, the Consultant shall receive the following:

     (a) THREE MILLION (3,000,000) split-adjusted shares of registered TDST common stock immediately upon completion of the Reverse Split; .

     (b) ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) in the form of registered and price-protected TDST common stock, which shares shall be due and payable to the Consultant upon the completion by TDST of the Strategic Transaction; and,

     (c) Reimbursement of the expenses incurred by the Consultant during its performance hereunder in the form of additional shares of price-protected TDST common stock, which shares shall be due and payable to the Consultant upon the completion by TDST of the Strategic Transaction.

     (d) Price-Protection Mechanics. The shares of TDST common stock to be issued to the Consultant pursuant to Sections 3(b) and 3(c) hereof (the "Protected Shares") shall be fully price-protected by TDST such that they shall be and at all times remain equal to the aggregate dollar amount paid to Consultant hereunder upon issuance (the "Protected Amount"). If, at any time after the initial issuance hereunder, the Protected Shares are worth less than the Protected Amount, then TDST shall issue to Consultant additional Protected Shares such that the total amount of Protected Shares held by the Consultant is and remains at all times equal to the Protected Amount; provided, however, that the Protected Amount shall be reduced by the amount of any cash proceeds received by the Consultant upon any liquidation by the Consultant of any Protected Shares.

4. INDEPENDENT CONTRACTOR. It is expressly understood and agreed that the services to be provided by Consultant under this Agreement are services rendered by it solely as an independent contractor and not as an employee of TDST. Consultant shall not be authorized to create or assume any liability or obligation of any kind for or on behalf of TDST. As an independent contractor, Consultant shall remain fully responsible for complying with all applicable federal and state laws and, more specifically, for payment of all taxes or contributions which may be payable based upon Consultant' s receipt of compensation hereunder, including, but not limited to, federal and state income taxes, social security taxes, unemployment compensation taxes, and any other applicable taxes or business license fees.

2.       5. PROPRIETARY RIGHTS AND CONFIDENTIALITY.

     (a) Except as expressly set forth herein, neither this Agreement nor any services to be performed hereunder shall be construed as granting to Consultant any license or right in or to any patent, copyright, trademark or other proprietary right of TDST.

     (b) The parties acknowledge that their relationship with the other is one of high trust and confidence and that in the course of performing the services contemplated by this Agreement each will have access to and contact with Proprietary Information. The parties agree that neither will, during the term of this Agreement or at any time thereafter, disclose to others, or use for its benefit or the benefit of others, any Proprietary Information.

     (c) For purposes of this Agreement, "Proprietary Information" shall mean, by way of illustration and not limitation, all information (whether or not patentable or copyrightable or able to be protected by trademark) owned, possessed or used by either party, including, without limitation, TDST's technology and know-how related thereto, inventions, formulas, employee information, organizational plans, customer information, apparatus, equipment, trade secrets, processes, research, reports, technical data, know-how, marketing and brand plans, strategic and business plans, brand names, logos, market research or analyses, training materials and business methodologies, projections, forecasts, unpublished financial statements, budgets, licenses, prices, costing and employee lists that are communicated to, learned of, developed or otherwise acquired by either party in the course of rendering performance hereof.

     (d) The parties' obligations under this Section shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by Distributor or others of the terms of this Section, (ii) is generally disclosed to third parties by the other without restriction on such third parties, or (iii) is approved for release by written authorization of the president of the relevant party.

     (e) Upon termination of this Agreement or at any other time upon request by either party, the requesting party shall promptly deliver to the other all records, files, a computer-readable version of all mailing lists and databases, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of the requesting party.

     (f) The parties represent that their performance under this Agreement does not, and shall not, breach any agreement that obligates it to keep in confidence any trade secrets or confidential or proprietary information of its own or of any other party or to refrain from competing, directly or indirectly, with the business of any other party.

6. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, to the parties at the following addresses:

                  To the Corporation:
                  TDS (Telemedicine), Inc
                  111 Howard Blvd, Suite 108
                  Mount Arlington, New Jersey 07856


                  To Consultant:
                  GreenShift Corporation
                  111 Howard Blvd, Suite 108
                  Mount Arlington, New Jersey 07856


                  Any notice required or permitted hereunder shall be effective upon receipt.

7. MISCELLANEOUS.

     (a) Corporate Authorization. Each party represents and warrants that it has full power, capacity and authority to execute and deliver this Agreement and the related agreements, and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by such party, and no other proceedings are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby; and this Agreement has been duly and validly executed and delivered by such party, and constitutes the legal, valid and binding agreement of such party. .

     (b) No Approvals Required. There is no authorization, consent, order or approval of, or notice to or filing required to be obtained or given in order for such party to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to fully perform its obligations hereunder.

 (c)  No  Violations.  The  execution,
          delivery and performance by either party of this Agreement, and the consummation by either party of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or lapse of time or both, (i) violate any provision of law, statute, rule or regulation to which either party is subject, (ii) violate any order, judgment or decree applicable to either party, (iii) conflict with or result in a breach or default under any term or condition of the corporate charter or bylaws of either party, or (iv) violate or result in a breach or default of any term or condition of any contract or agreement with any third party.

     (d) Governing Law and Jurisdiction. The rights and obligations of the parties under this Agreement shall in all respects be governed by the laws of the State of New Jersey. The parties agree that venue and jurisdiction for any action arising out of this Agreement shall be proper in and only in the Superior Court of the State of New Jersey, County of Passaic, and the parties consent to the jurisdiction of such court.

     (e) Severability. The provisions of this Agreement are intended to be severable. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it shall be held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the maximum extent permitted by law.

     (f) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed by all of the parties reflected as the signatories hereto and delivered to all of the other parties hereto.

     (g) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior understandings and writings relating to the subject matter of this Agreement.

     (h) Waiver. No failure by any party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach hereof shall constitute a waiver of any such breach or any other covenant, agreement, term or condition. Any party by notice may, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any covenant or agreement of any other party to this Agreement. No waiver shall be deemed to have been made unless expressed in writing and signed by such party. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach.

     (i) Approvals and Consents. Whenever the consent or approval of a party is required under any provision of this Agreement or a matter is subject to the satisfaction of a party then, except as otherwise specifically provided in this Agreement, such party shall not unreasonably withhold such consent or approval, shall not be unreasonable in deciding whether such matter is satisfactory, and shall not unreasonably delay communicating its decision. Whenever in this Agreement it is provided that it shall be necessary for one party to have another party's consent or approval to any action, such consent or approval must be received in writing prior to the taking of the action to which it relates.

     (j) Amendments. This Agreement may not be modified or amended without the written consent of all parties hereto.

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

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.







     TDS (TELEMEDICINE), INC.

By: Roger Coomber Kevin Kreisler President Chairman and Chief Executive Officer





                                /s/ Kevin Kreisler
                                    -----------------------------
                                    Kevin Kreisler









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